UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2005

______________

PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

______________

Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 2, 2005, PanAmerican Bancorp (the “Company”) completed the private placement (the “Private Placement”) of $17.4 million of units (the “Units”) to “accredited investors,” as such term is defined in Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (collectively, the “Investors”). In connection with the Private Placement, the Company and the Investors entered into the Securities Purchase Agreement (the “Purchase Agreement”) and the Registration Rights Agreement (the “Registration Rights Agreement”), each of which is dated as of August 1, 2005, forms of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. Pursuant to the terms of the Purchase Agreement, the Company sold 4,350,000 Units, each of which consisted of one share of common stock, par value $.01 per share (“Common Stock”), and one Series F Common Stock Purchase Warrant (the “Series F Warrant” and, together with the Purchase Agreement and the Registration Rights Agreement, the “Private Placement Documents”) to purchase 0.5 shares of Common Stock, at a purchase price of $4.00 per Unit. The Company entered into definitive Purchase Agreements with York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P. (collectively, “York Entities”) to purchase, in aggregate, 3,150,000 Units, subject to receipt of bank regulatory approval by York Entities. The closing for the transaction with York Entities will occur promptly upon the receipt of bank regulatory approval.

The Company also agreed, as part of the compensation of the placement agents engaged by the Company in connection with the Private Placement, to issue to the placement agents, in aggregate, Series F Warrants to purchase a number of shares of Common Stock equal to 6% of the total number of shares of Common Stock, including shares of Common Stock issuable upon the exercise of the Series F Warrants, issued in the Private Placement. The son of the Company’s Chief Executive Officer and President is the majority owner of one of the placement agents involved in the Private Placement.

Under the Purchase Agreement, subject to certain limited exceptions, if the Company proposes to issue any (i) shares of Common Stock, (ii) warrants, options, or other rights to purchase Common Stock (“Rights”), or (iii) any debentures or other securities convertible into or exchangeable for shares of Common Stock (collectively, “Convertible Securities” and, together with shares of Common Stock and Rights, “New Securities”), each Investor who purchased more than $1.0 million of Units (a “First Refusal Purchaser”) will have the right to purchase such number of  New Securities at the price and on the terms upon which the new issuance is proposed to be made so that, after giving effect to the issuance of the New Securities and the conversion, exercise and exchange into or for, directly or indirectly, shares of Common Stock of all such New Securities, the First Refusal Purchaser who exercises such right will continue to maintain its same proportionate ownership of Common Stock, on a fully diluted basis, as of the date immediately preceding the New Issuance. However, the Company will not be required to consummate any securities sale transaction with any First Refusal Purchaser, as described above, if the First Refusal Purchaser violates any law or regulation governing the acquisition of control of financial institutions due to its ownership of the Company’s securities, or the First Refusal Purchaser is required to divest any of the Company’s securities to avoid such violation. The right of first refusal on new issuances described above expires on the third anniversary of the applicable closing date of the Private Placement with respect to each First Refusal Purchaser.

The Company agreed that it would not:  (i) redeem, purchase or otherwise reduce the number of its outstanding securities or take any other action after the consummation of the Private Placement that would cause the voting stock of the Company owned by York Entities to represent a percentage of the voting power of all voting stock of the Company in excess of 24.99% or, in case of Pequot Mariner Master Fund, L.P. and Pequot Scout Fund, L.P. (collectively, “Pequot Entities”), in excess of 9.99%; (ii) become subject to any obligation to redeem or repurchase any shares of its voting stock that would cause the voting stock of the Company owned by York Entities or Pequot Entities to exceed the limitations set forth in paragraph (i) above; or (iii) take any action that would result in York Entities or Pequot Entities being in violation of any law or regulation governing the acquisition of control of financial institutions as a result of York Entities’ or Pequot Entities’ ownership of securities of the Company or being required to divest any securities of the Company to avoid such violation.

Pursuant to the terms of the Purchase Agreement, the Company is obligated to invite a representative of York Entities to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and to give such representative copies of all materials that the Company provides to its directors.

Under the Registration Rights Agreement, on or prior to the 90th calendar day after the last closing under the Private Placement, but not later than December 31, 2005, the Company is obligated to file with the SEC a shelf registration statement covering the resale of the registrable securities, including (i) shares of Common Stock and Series F Warrants sold in the Private Placement, (ii) shares of Common Stock issuable upon exercise of Series F Warrants sold in the Private Placement, (iii) Series F Warrants issued to the placement agents, and (iv) shares of Common Stock issuable upon exercise of Series F Warrants issued to the placement agents. The Company will use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act prior to the 120th calendar day following the last closing date under the Private Placement, but not later than January 31, 2006, or prior to the 180th calendar day if the SEC notifies the Company that the registration statement will be reviewed, but not later than March 31, 2006. The Company is also obligated to use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all registrable securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act.

A holder of two Series F Warrants, a form of which is attached hereto as Exhibit 10.3, is entitled to purchase one share of Common Stock at an exercise price of $4.00 per share, subject to adjustments as described below, at any time prior to the 5th anniversary of the date of issuance. A holder of the Series F Warrant may pay the exercise price through a “cashless exercise,” and the Company will issue to such holder the number of shares of Common Stock determined by a formulae specified in the Series F Warrant.

The number of shares of Common Stock that a holder may acquire upon any exercise of the Series F Warrant will be limited to the extent necessary to ensure that following such exercise, the total number of shares of Common Stock then beneficially owned by holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of the Securities Exchange Act of 1934, as amended, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock, including for such purpose the shares of Common Stock issuable upon such exercise of the Series F Warrant.

The exercise price and/or the number of shares of Common Stock issuable upon the exercise of the Series F Warrants is subject to adjustments in case of a stock dividend, stock split, any recapitalization, reorganization, reclassification, consolidation or merger, to which the Company is a party, or sale of all or substantially all of the Company’s assets to another person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock. The Company may at any time during the term of the Series F Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

If after the date of issuance of the Series F Warrant the closing sale price per share of Common Stock for each of 20 consecutive trading days, which period will commence on or after the date that the registration statement filed pursuant to the Registration Rights Agreement is declared effective by the SEC, exceeds $5.60, subject to adjustment, then the Company may within five trading days of the end of such period call for redemption all or any portion of the Series F Warrant for $0.50 per share.

The Private Placement Documents also include various representations, warranties and covenants which are customary for a transaction of this nature.

The foregoing brief summary of the Private Placement Documents is not intended to be complete and is qualified in its entirety by reference to the documents attached as exhibits to this Current Report on Form 8-K.

Item 3.02

Unregistered Sales of Equity Securities.

On August 2, 2005, the Company raised $17.4 million by selling 4,350,000 Units, consisting of, in aggregate, 4,350,000 shares of Common Stock and Series F Warrants to purchase 2,175,000 shares of Common Stock, at a purchase price of $4.00 per Unit, to Investors in a Private Placement described in Item 1.01 above. In addition, the Company issued Series F Warrants to purchase, in aggregate, 391,500 shares of Common Stock to the placement agents, as part of compensation for their services related to the Private Placement. The Company is also obligated to pay, in aggregate, fees and commission of approximately $1.5 million to the placement agents.

The terms of the Series F Warrant, including, but not limited to, the terms of exercise into shares of Common Stock, are described in Item 1.01 above. The Company offered and sold all of its shares of Common Stock and Series F Warrants in the Private Placement to “accredited investors,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising, and, as a result, the Company relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D.

Item 5.01

Changes in Control of Registrant.

In connection with the Private Placement described in Item 1.01 above, the Company entered into definitive Purchase Agreements with York Entities to purchase, in aggregate, 3,150,000 Units, subject to receipt of bank regulatory approval by York Entities. If the transaction with York Entities is consummated, it is anticipated that York Entities will own 17.99% of shares of Common Stock outstanding as of the closing date of such transaction, which may result in a change in control of the Company.

Item 8.01

Other Events.

The Company has previously disclosed that it received a warning letter from the staff of the American Stock Exchange (“AMEX”) indicating that the Company had not satisfied the requirements of Section 301 of the AMEX Company Guide related to the listing of additional securities. The Company has been advised by the staff of AMEX that the Company complied with these requirements as of August 3, 2005.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

None.

(b)

Pro forma financial information.

None.

(c)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.

Description

10.1

Form of Securities Purchase Agreement, dated as of August 1, 2005, by and among the

Company and the Investors.

10.2

Form of Registration Rights Agreement, dated as of August 1, 2005, by and among the

Company and the Investors.

10.3

Form of Series F Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2005

PANAMERICAN BANCORP

By:	/s/ MICHAEL E. GOLDEN
Name: Title:	Michael E. Golden Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated as of August 1, 2005, by and among the Company and the Investors.

10.2	Form of Registration Rights Agreement, dated as of August 1, 2005, by and among the Company and the Investors.

10.3	Form of Series F Common Stock Purchase Warrant.